UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to SECTION 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

Interactive Data Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

On February 6, 2013, Interactive Data Corporation (the “Company”) entered into a second refinancing amendment (the “Second Amendment”) to its Credit Agreement, dated as of July 29, 2010, (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”) among Igloo Intermediate Corporation (“Holdings”), the Company, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”). The Second Amendment included a (i) Refinancing Amendment (as defined in the Credit Agreement) contemplated by Section 2.21 of the Credit Agreement and (ii) certain other amendments to the Credit Agreement.

The Refinancing Amendment

The requisite consents for the Second Amendment were obtained on or before February 6, 2013 and the Second Amendment was effective on the same date. The Second Amendment provides for, among other things:

•

a refinancing of the existing term loan facility with a combination of term loans from new lenders and replacement term loans from existing lenders in an aggregate principal amount of $1,305.0 million;

•

a decrease of the applicable margin with respect to the term loans to (i) 1.75% with respect to term loans bearing interest at ABR (with a minimum ABR “floor” of 2.00%) and (ii) 2.75% with respect to term loans bearing interest at LIBOR (with a minimum LIBOR “floor” of 1.00%); and

•	an extension of the commencement date for amortization payments on the term loans to June 30, 2013.

In connection with the Second Amendment, the Company was required to pay accrued interest and certain other fees and expenses.

Certain of the lenders and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. They have received (or will receive) customary fees and commissions for these transactions.

Supplement to Master Guarantee

On January 1, 2013, the Company transferred its BondEdge Solutions business unit into a newly formed wholly owned subsidiary, BondEdge Solutions LLC, a Delaware limited liability company and a subsidiary of the Company (the “New Guarantor”). In connection therewith, the Administrative Agent, entered into a supplement, dated February 6, 2013 (the “Supplement”) to the Master Guarantee Agreement, dated as of July 29, 2010, among Holdings, the Company, the guarantors party thereto and the Administrative Agent (the “Guarantee Agreement”). Pursuant to the Supplement, the New Guarantor agrees to guarantee certain obligations of the Company in accordance with the Guarantee Agreement and to grant a security interest in certain of their property in order to secure such obligations.

The descriptions of the provisions of the Second Amendment and the Supplement are qualified in their entirety by reference to the full and complete terms of the Second Amendment and the Supplement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment, dated as of February 6, 2013, to the Credit Agreement, dated as of July 29, 2010, among Igloo Intermediate Corporation, Interactive Data Corporation, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	Supplement to Master Guarantee Agreement, dated as of February 6, 2013, between BondEdge Solutions LLC and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2013	INTERACTIVE DATA CORPORATION

/s/ VINCENT A. CHIPPARI
Vincent A. Chippari Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Second Amendment, dated as of February 6, 2013, to the Credit Agreement, dated as of July 29, 2010, among Igloo Intermediate Corporation, Interactive Data Corporation, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	Supplement to Master Guarantee Agreement, dated as of February 6, 2013, between BondEdge Solutions LLC and Bank of America, N.A., as administrative agent.

5